As filed with the Securities and Exchange Commission on January 26, 2024

Registration No. 333-275445

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1

to

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Inovio Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	33-0969592
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

660 W. Germantown Pike, Suite 110

Plymouth Meeting, PA

(267) 440-4200

(Address, including zip code, and telephone number, including area code of registrant’s principal executive offices)

Jacqueline E. Shea

President and Chief Executive Officer

Inovio Pharmaceuticals, Inc.

660 West Germantown Pike, Suite 110

Plymouth Meeting, Pennsylvania 19462

(267) 440-4200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Brian F. Leaf

Jeffrey Libson

Darah Protas

Cooley LLP

One Freedom Square, Reston Town Center

11951 Freedom Drive

Reston, Virginia 20190

(703) 456-8000

From time to time after the effective date of this Registration Statement

(Approximate date of commencement of proposed sale to the public)

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

The Registrant is filing this Amendment No. 1 (this “Amendment”) to its Registration Statement on Form S-3 (File No. 333-275445) (the “Registration Statement”) as an exhibits-only filing to update the amount of unsold securities to be included in the Registration Statement pursuant to Rule 415(a)(6) under the Securities Act of 1933, as amended, and to update the amount of new securities to be registered on the Registration Statement. Accordingly, this Amendment consists only of the facing page, this explanatory note, Item 16 of Part II of the Registration Statement, the signature page and the filed exhibits, which include an updated consent of Ernst & Young LLP and an updated filing fee table.

Except as described above, no other changes have been made to the Registration Statement, and accordingly the prospectus included in Part I of the Registration Statement, and all items of Part II, other than Item 16, have been omitted.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 16. Exhibits

Exhibit Number	Description of Document

1.1*	Form of Underwriting Agreement.

3.1	Certificate of Incorporation with all amendments (incorporated by reference to Exhibit 3.1 of the registrant’s Form S-3 registration statement filed on July 23, 2014).

3.2	Certificate of Amendment to Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the registrant’s current report on Form 8-K filed on January 25, 2024)

3.3	Amended and Restated Bylaws of Inovio Pharmaceuticals, Inc. dated August 10, 2011 (incorporated by reference to Exhibit 3.2 to the registrant’s Form 8-K current report filed on August 12, 2011).

4.1	Reference is made to Exhibits 3.1, 3.2 and 3.3 above.

4.2	Indenture, dated as of February 19, 2019, by and between the registrant and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.1 to the registrant’s current report on Form 8-K filed with the SEC on February 20, 2019).

4.3	Form of Note representing the registrant’s 6.50% Convertible Senior Notes due 2024 (included as Exhibit A to the Indenture filed as Exhibit 4.1).

4.4	Description of the Registrant’s Securities Registered Pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (incorporated by reference to Exhibit 4.9 to the registrant’s annual report on Form 10-K filed with the SEC on March 12, 2020).

4.5***	Form of Indenture, between the Registrant and one or more trustees to be named.

4.6*	Form of Debt Securities.

4.7***	Form of Common Stock Warrant Agreement and Warrant Certificate.

4.8***	Form of Preferred Stock Warrant Agreement and Warrant Certificate.

4.9***	Form of Debt Securities Warrant Agreement and Warrant Certificate.

4.10*	Form of Specimen Preferred Stock Certificate and Certificate of Designations of Preferred Stock.

5.1***	Opinion of Cooley LLP.

23.1	Consent of Ernst & Young LLP, independent registered public accounting firm.

23.2***	Consent of Cooley LLP (included in Exhibit 5.1).

24.1***	Power of Attorney (included on signature page).

25.1**	Statement of Eligibility of Trustee under the Indenture.

107	Filing Fee Table

*	To be filed, if applicable, by amendment or by a report filed under the Exchange Act and incorporated herein by reference.
**	To be filed, if applicable, in accordance with the requirements of Section 305(b)(2) of the Trust Indenture Act of 1939 and Rule 5b-3 thereunder.
***	Previously filed.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, City of Plymouth Meeting, Commonwealth of Pennsylvania, on this 26th day of January, 2024.

INOVIO PHARMACEUTICALS, INC.

By:	/s/ Jacqueline E. Shea
Jacqueline E. Shea President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jacqueline E. Shea Jacqueline E. Shea	President, Chief Executive Officer and Director (Principal Executive Officer)	January 26, 2024

* Simon X. Benito	Chairman of the Board of Directors	January 26, 2024

/s/ Peter Kies Peter Kies	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	January 26, 2024

* Ann C. Miller	Director	January 26, 2024

* Roger D. Dansey	Director	January 26, 2024

* Jay Shepard	Director	January 26, 2024

* David B. Weiner	Director	January 26, 2024

* Wendy L. Yarno	Director	January 26, 2024

* Lota S. Zoth	Director	January 26, 2024

*By:	/s/ Peter Kies
Peter Kies
Attorney-in-Fact